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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-64893) of Evenflo Company, Inc. on Form S-4 of our report dated July 10, 1998, (relating to the statements of revenues and direct costs of Gerry Baby Products) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Tampa, Florida
January 11, 1999